SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 13, 2005

EUROPA TRADE AGENCY LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-118808	98-0434104
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3715 West 14th Avenue, Vancouver, BC, Canada	V6R 2W8
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	604-801-6110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Registrant advises that its efforts to market ScentMaster to Wal-Mart Canada Corp. have been unsuccessful.  The Registrant has determined that without a successful ScentMaster product, operations under the current business plan cannot be sustained, as sales of the Registrant’s other products have not met expectations and have not been sufficiently profitable to maintain a viable business.   The Registrant is therefore discontinuing operations under its current business plan and is pursuing alternatives.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 13, 2005 Rebecca Miller and Daniel Turner resigned from the Board of Directors of the Registrant.  After discussion with the Board, Mr. Turner, Ms. Miller and the Registrant’s President, Mr. Thomas Lamb, felt that, due to the imminent changes to the Registrant’s general operations, the services of Mr. Turner and Ms. Miller were no longer needed.  Copies of their letters of resignation are attached as Exhibits 17.1 and 17.2 hereto.

ITEM 8.01 OTHER EVENTS

In connection with the Registrant’s pursuit of business alternatives, the Registrant’s principal shareholders, Thomas Lamb, Director and President, and Craig Lamb, are negotiating to sell their control position in the Registrant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits:

17.1         Resignation Letter of Daniel Turner
17.2         Resignation Letter of Rebecca Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPA TRADE AGENCY LTD.
Date: September 14, 2005	By:	/s/ Thomas Lamb
		Name:	Thomas Lamb
		Title:	President